HCi Viocare files patent application for its ground-breaking shear sensing technology

Athens, Greece February 4, 2015 – HCi Viocare (OTCQB: VICA), (the "Company") is pleased to announce that it has filed a patent application for its ground-breaking shear sensing system technology, which supports the development of low cost, flexible and scalable sensor systems in a range of sectors including wearable devices, medical devices (e.g. diabetic foot), Prosthetics & Orthotics and automotive health and safety.

As far as the Company has been able to ascertain, there are no other wearable shear sensing devices on the market today, and yet shear is a key contributor to blisters and pressure ulcer formation in athletes, diabetic patients, wheelchair users, and the bed-ridden.

The patent applications follow additional in-house development of the “Insole” intellectual property (IP) acquired by the Company in 2014 and complements the patent filed by the Company for its pressure sensing system. It has been filed with the UK patent office, thereby giving a reference date for international IP protection.

The technology is incorporated in the Company’s two initial prototype products, for which commercialization partners are currently being sought: a smart insole for the monitoring and prevention of diabetic foot conditions and a smart insole for use by everyday athletes to improve performance and prevent injuries.

About HCi Viocare

HCi Viocare has a dual, complementary business model of 1) creating the first cross-border independent chain of Prosthetics & Orthotics (P&O) and Diabetic Foot clinics in Europe and the Middle East and 2) developing a portfolio of biomedical technologies to address unmet needs in the diabetic foot, P&O and other health & wellbeing areas, for licensing to established industry participants.

The company is listed on the OTC Markets in the USA, has its executive office in Athens, Greece and R&D centre in Glasgow, UK.

On behalf of the Board of Directors of HCi Viocare
Sotirios Leontaritis,
Chief Executive Officer and President

Forward Looking Statements

This press release contains forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects", "intends", "estimates", "projects", "anticipates", "believes", "could", and other similar words. All statements addressing product performance, events, or developments that the Company expects or anticipates will occur in the future are forward-looking statements, including but not limited to:  the granting of any patent in regards to shear sensing system technology, that the technology will support the development of low cost, flexible and scalable sensor systems in a range of sectors including wearable devices, medical devices (e.g. diabetic foot), Prosthetics & Orthotics  and automotive health and safety, and the identification and engagement of any  commercialization partners. Because the statements are forward-looking, they should be evaluated in light of important risk factors and uncertainties, some of which are described in the Company's Quarterly, Annual and Current Reports filed with the United States Securities and Exchange Commission (the "SEC"). Should one or more of these risks or uncertainties materialize, or should any of the Company's underlying assumptions prove correct, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Company's forward-looking statements. In particular, the Company has only recently acquired its first operational Prosthetics & Orthotics (P&O) clinic and is continuing development efforts for its other biomedical technologies. There is no assurance that the Company will be successful in its ongoing expansion and development efforts. Except as required by law, HCi Viocare disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. No stock exchange, securities commission or other regulatory body has reviewed nor accepts responsibility for the adequacy or accuracy of this release. Investors are advised to carefully review the reports and documents that HCi Viocare files from time to time with the SEC, including its Annual, Quarterly and Current Reports.

For further information about HCi Viocare please visit the Company's website at http://www.viocare.eu